UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 13, 2013

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

123 Center Park Drive, Suite 104, Knoxville, Tennessee 37922
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

Tengasco, Inc. (the “Company”) reports that on December 13, 2013, the Company received notice from Mr. C. Patrick McInturff that he resigned from the office of Vice President of the Company and as an employee of the Company in any capacity, effective Monday, December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 19, 2013	Tengasco, Inc.

	By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer